Exhibit 99.1

Investors

Louis Alterman

404-748-7650

678-472-3252

altermanlo@corp.earthlink.com

Media

Michele Sadwick

404-748-7255

404-769-8421

sadwick@corp.earthlink.com

EARTHLINK ANNOUNCES SECOND QUARTER 2013 RESULTS

ATLANTA — August 1, 2013 — EarthLink, Inc. (NASDAQ: ELNK) today announced financial results for its second quarter ended June 30, 2013. The company’s historical results related to its Systems business have been reclassified to Discontinued Operations.

Highlights for the second quarter include:

•                  Revenues of $313.4 million, which is net of $1.9 million of revenues reclassified to Discontinued Operations

•                  Increased recurring sales bookings, sales productivity up 10% sequentially

•                  Net loss of $(11.2) million

•                  Adjusted EBITDA (a non-GAAP measure) of $59.5 million

•                  Net cash provided by operating activities of $11.7 million

•                  Unlevered Free Cash Flow (a non-GAAP measure) of $25.1 million

“In the second quarter of 2013, we continued to see increased demand in the marketplace for our growth products. Our sales force delivered significantly higher productivity, higher sales in aggregate, a richer mix of growth products and materially higher average revenue per sale,” said EarthLink Chairman and Chief Executive Officer Rolla P. Huff.

Financial and Operating Results

EarthLink’s total company revenue in the second quarter of 2013 was $313.4 million, as compared to $316.8 million in the first quarter of 2013 and $334.5 million in the second quarter of 2012.  Business Services revenue, which accounted for 78% of EarthLink’s total revenue in the second quarter of 2013, declined just 0.5% versus the prior quarter, which is an improvement over the 0.8% normalized sequential decline reported in the first quarter of 2013.  EarthLink’s business services revenue was $243.3 million in the second quarter of 2013, compared to $244.6 million in the first quarter of 2013 and $253.8 million in the second quarter of 2012.

EarthLink’s Retail growth business, which includes MPLS, Hosted VoIP and IT Services, reached an approximate $157 million annualized revenue run rate in the second quarter of 2013, reflecting an accelerated 22% year-over-year growth rate. Total growth product revenues, including Wholesale, reached an approximate $313 million annualized revenue run rate. New recurring sales bookings increased 8% in the second quarter of 2013 over the second quarter of 2012, generated by 42% fewer sales reps than in the year-ago quarter. In the second quarter of 2013, 59% of new bookings were comprised of EarthLink’s growth products, versus 46% of sales bookings from growth products in the year-ago quarter.

EarthLink’s consumer segment continues to perform well, with broadband services representing 69% of consumer access revenue in the second quarter of 2013. Subscriber churn in the consumer segment reached a new historical low of 2.1% in the second quarter of 2013.

EarthLink’s selling, general and administrative expenses were $105.0 million, or 33% of revenue, for the second quarter of 2013, as compared to expenses of $106.6 million, or 34% of revenue, for the first quarter of 2013, and $104.4 million, or 31% of revenue, for the year-ago quarter.

Profitability and Other Financial Measures

For the second quarter of 2013, EarthLink reported a net loss of $(11.2) million, or $(0.11) per share, as compared to a net loss of $(236.4) million, or $(2.30) per share, in the first quarter of 2013 and $(1.1) million, or $(0.01) per share, in the second quarter of 2012.  The company generated Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $59.5 million in the second quarter of 2013, as compared to $61.3 million in the first quarter of 2013 and $67.4 million in the second quarter of 2012.

Balance Sheet and Cash Flow

EarthLink generated net cash from operating activities of $11.7 million in the second quarter of 2013 as compared to $31.8 million in the first quarter of 2013 and $22.3 million in the year-ago quarter.  The company generated Unlevered Free Cash Flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $25.1 million in the second quarter of 2013, as compared to $18.9 million during the first quarter of 2013 and $42.9 million in the second quarter of 2012. Capital expenditures were $34.4 million for the second quarter of 2013. As of June 30, 2013, EarthLink had cash and marketable securities of $141.9 million.

During the second quarter of 2013, EarthLink completed a private placement of $300.0 million aggregate principal amount of 7.375% Senior Secured Notes due 2020, resulting in net proceeds of $292.6 million after deducting transaction fees and expenses of $7.4 million. Proceeds from the private placement, together with available cash, were used to fund a tender offer and redemption of its ITC^DeltaCom 10.5% Senior Secured Notes due April 2016, which had been assumed in connection with the acquisition of ITC^DeltaCom. Approximately $314.8 million was used for repayment of the ITC^DeltaCom Notes, including premiums and accrued and unpaid interest. Also in May 2013, EarthLink amended and restated its existing revolving credit facility, which reduced the capacity from $150.0 million to $135.0 million and extended the term through May 2017.

Business Outlook

The following statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  EarthLink undertakes no obligation to update these statements.

Today EarthLink announced revised revenue and Adjusted EBITDA guidance for the full year 2013. Management now expects revenue of $1.245 to $1.250 billion for the full year 2013. This revenue guidance reflects an approximate $10 million full year impact for the reclassification of Systems revenue into Discontinued Operations. Management now expects Adjusted EBITDA of $214 million to $225 million; capital expenditures of $140 million to $155 million; and net loss of $283 million to $288 million for the full year 2013.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs and loss from discontinued operations, net of tax.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs and loss from discontinued operations, net of tax, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 4 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

Conference Call Details

Thursday, August 1, 2013, at 8:30 a.m. ET hosted by EarthLink’s Chairman and Chief Executive Officer Rolla P. Huff, and Chief Financial Officer Bradley A. Ferguson.

Dial-in Number    800-706-0730

Participants should reference the conference ID number 5556956 or “EarthLink’s 2nd Quarter 2013 Conference Call” and dial in 10 minutes prior to scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/

Replay

Replay available from 11:30 a.m. ET on August 1 through 12:00 midnight on August 8, 2013. Dial toll-free 855-859-2056. The replay confirmation code is 5556956.  The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm

About EarthLink

EarthLink, Inc. (NASDAQ: ELNK) is a leading IT services and communications provider to more than 150,000 businesses and one million consumers nationwide. EarthLink empowers customers with managed services including cloud computing, managed and private cloud, and virtualization services such as managed hosting and cloud workspace. EarthLink also offers a robust portfolio of IT security, application hosting, colocation and IT support services. The company operates an extensive network spanning 29,421 route fiber miles with 90 metro fiber rings and 8 secure data centers providing ubiquitous nationwide data and voice IP service coverage across more than 90 percent of the country. Founded in 1994, EarthLink’s award-winning reputation for outstanding service and product innovation is supported by an experienced team of professionals focused on best-in-class customer care.  For more information, visit EarthLink’s website at www.earthlink.com.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation (1) that we may not be able to execute our strategy to be an IT services company for small and medium-sized businesses with IT and network security needs, which could adversely affect our results of operations and cash flows; (2) that we may not be able to grow revenues from our evolving Business Services product portfolio to offset declining revenues from our legacy Business Services products and from our Consumer Services segment, which could adversely affect our results of operations and cash flows; (3) that we may not be able to develop the optimal sales model necessary to implement our business strategy; (4) that we may be unsuccessful integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (5) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (6) that our failure to achieve operating efficiencies will adversely affect our results of operations; (7) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (8) that unfavorable general economic conditions could harm our business; (9) that we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (10) that we face significant competition in the IT services and communications industry that could reduce our profitability; (11) that decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (12) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (13) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (14) that we may experience reductions in switched access and reciprocal compensation revenue; (15) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (16) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (17) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (18) that work stoppages experienced by other communications companies on whom we rely for service could adversely impact our ability to provision and service our customers; (19) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (20) that our consumer business is dependent on the availability of third-party network service providers; (21) that we face significant competition in the Internet access industry that could reduce our profitability; (22) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (23) that potential regulation of Internet service providers could adversely affect our operations; (24) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (25) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (26) that we may not be able to protect our intellectual property; (27) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (28) that our business depends on effective business support systems and processes; (29) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (30) that cyber security breaches could harm our business; (31) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (32) that government regulations could adversely affect our business or force us to change our business practices; (33) that regulatory audits have in the past, and could in the future, result in increased costs; (34) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (35) that we may be required to recognize impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position;  (36) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (37) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (38) that we may require substantial capital to support business growth or refinance existing indebtedness, and this capital may not be available to us on acceptable terms, or at all; (39) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness or inability to borrow funds under our existing credit facility; (40) that we may reduce, or cease payment of, quarterly cash dividends; (41) that our stock price may be volatile; and (42) that provisions of our third restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2012.

EARTHLINK, INC.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013

Revenues	$334,479	$313,401	$675,570	$630,189
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	165,554	152,938	322,602	305,804
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	104,418	104,980	212,335	211,558
Depreciation and amortization	45,945	44,270	91,173	87,625
Impairment of goodwill (1)	—	—	—	255,599
Restructuring, acquisition and integration-related costs (2)	3,836	7,278	7,357	18,540
Total operating costs and expenses	319,753	309,466	633,467	879,126
Income (loss) from operations	14,726	3,935	42,103	(248,937)
Interest expense and other, net	(15,709)	(18,173)	(31,467)	(32,729)
Income (loss) from continuing operations before income taxes	(983)	(14,238)	10,636	(281,666)
Income tax benefit (provision)	376	3,329	(3,271)	35,447
Income (loss) from continuing operations	(607)	(10,909)	7,365	(246,219)
Loss from discontinued operations, net of tax (3)	(499)	(292)	(1,208)	(1,397)
Net income (loss)	$(1,106)	$(11,201)	$6,157	$(247,616)

Basic net income (loss) per share
Continuing operations	$(0.01)	$(0.11)	$0.07	$(2.39)
Discontinued operations	—	—	(0.01)	(0.01)
Basic net income (loss) per share	$(0.01)	$(0.11)	$0.06	$(2.40)
Basic weighted average common shares outstanding	106,244	103,011	106,252	102,963

Diluted net income (loss) per share
Continuing operations	$(0.01)	$(0.11)	$0.07	$(2.39)
Discontinued operations	—	—	(0.01)	(0.01)
Diluted net income (loss) per share	$(0.01)	$(0.11)	$0.06	$(2.40)
Diluted weighted average common shares outstanding	106,244	103,011	107,036	102,963

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

EARTHLINK, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2012	June 30, 2013

ASSETS
Current assets:
Cash and cash equivalents	$157,621	$113,900
Marketable securities	42,073	28,036
Restricted cash	1,013	—
Accounts receivable, net of allowance of $7,872 and $8,027 as of December 31, 2012 and June 30, 2013, respectively	112,765	109,878
Prepaid expenses	17,171	21,033
Deferred income taxes, net	15,954	9,363
Other current assets	20,303	12,076
Total current assets	366,900	294,286
Long-term marketable securities	4,778	—
Property and equipment, net	418,966	435,587
Long-term deferred income taxes, net	195,012	240,710
Goodwill	379,415	122,715
Other intangible assets, net	214,685	182,983
Other long-term assets	19,654	27,548
Total assets	$1,599,410	$1,303,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,792	$11,760
Accrued payroll and related expenses	31,003	21,115
Other accrued liabilities	129,572	113,239
Deferred revenue	51,690	52,753
Current portion of long-term debt and capital lease obligations	1,375	1,381
Total current liabilities	232,432	200,248
Long-term debt and capital lease obligations	614,890	606,689
Other long-term liabilities	33,284	31,554
Total liabilities	880,606	838,491
Stockholders’ equity:
Convertible preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2012 and June 30, 2013	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 196,919 and 197,346 shares issued as of December 31, 2012 and June 30, 2013, respectively, and 102,739 and 102,938 shares outstanding as of December 31, 2012 and June 30, 2013, respectively	1,969	1,973
Additional paid-in capital	2,057,974	2,053,451
Accumulated deficit	(606,148)	(853,764)
Treasury stock, at cost, 94,180 and 94,408 shares as of December 31, 2012 and June 30, 2013, respectively	(735,003)	(736,323)
Accumulated other comprehensive income	12	1
Total stockholders’ equity	718,804	465,338
Total liabilities and stockholders’ equity	$1,599,410	$1,303,829

EARTHLINK, INC.

Reconciliation of Net Loss to Adjusted EBITDA (4)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2013	2013

Net loss	$(1,106)	$(236,415)	$(11,201)
Interest expense and other, net	15,709	14,556	18,173
Income tax benefit	(376)	(32,118)	(3,329)
Depreciation and amortization	45,945	43,355	44,270
Impairment of goodwill (1)	—	255,599	—
Stock-based compensation expense	2,868	3,969	4,010
Restructuring, acquisition and integration-related costs (2)	3,836	11,262	7,278
Loss from discontinued operations, net of tax (3)	499	1,105	292
Adjusted EBITDA (4)	$67,375	$61,313	$59,493

EARTHLINK, INC.

Reconciliation of Net Loss to Unlevered Free Cash Flow (4)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2013	2013

Net loss	$(1,106)	$(236,415)	$(11,201)
Interest expense and other, net	15,709	14,556	18,173
Income tax benefit	(376)	(32,118)	(3,329)
Depreciation and amortization	45,945	43,355	44,270
Impairment of goodwill (1)	—	255,599	—
Stock-based compensation expense	2,868	3,969	4,010
Restructuring, acquisition and integration-related costs (2)	3,836	11,262	7,278
Loss from discontinued operations, net of tax (3)	499	1,105	292
Purchases of property and equipment	(24,450)	(42,454)	(34,401)
Unlevered Free Cash Flow (4)	$42,925	$18,859	$25,092

EARTHLINK, INC.

Reconciliation of Net Cash Flows from Operating Activities to Unlevered Free Cash Flow (4)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2013	2013

Net cash provided by operating activities	$22,251	$31,844	$11,696
Income tax benefit	(376)	(32,118)	(3,329)
Non-cash income taxes	1,854	32,247	3,356
Interest expense and other, net	15,709	14,556	18,173
Amortization of debt discount, premium and issuance costs	479	414	(462)
Restructuring, acquisition and integration-related costs (2)	3,836	11,262	7,278
Changes in operating assets and liabilities	22,913	2,764	23,420
Purchases of property and equipment	(24,450)	(42,454)	(34,401)
Other, net	709	344	(639)
Unlevered Free Cash Flow (4)	$42,925	$18,859	$25,092

Net cash used in investing activities	$(24,151)	$(42,751)	$(15,471)
Net cash used in financing activities	$(10,651)	$(566)	$(28,473)

EARTHLINK, INC.

Reconciliation of Guidance Provided in Non-GAAP Measure (4)

(in millions)

Year Ending
December 31, 2013

Net loss	($288) - ($283)
Interest expense and other, net	61
Income tax benefit	(44) - (40)
Depreciation and amortization	182 - 184
Impairment of goodwill	256
Stock-based compensation expense	17
Restructuring, acquisition and integration-related costs	29
Loss from discontinued operations, net of tax	1
Adjusted EBITDA (4)	$214 - $225

EARTHLINK, INC.

Supplemental Schedule of Segment Information (5)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013

Business Services
Revenues	$253,783	$243,308	$510,762	$487,871
Cost of revenues (excluding depreciation and amortization)	138,894	129,598	268,423	257,517
Gross margin	114,889	113,710	242,339	230,354
Direct segment operating expenses	80,898	83,282	164,772	167,794
Segment operating income	$33,991	$30,428	$77,567	$62,560
Consumer Services
Revenues	$80,696	$70,093	$164,808	$142,318
Cost of revenues (excluding depreciation and amortization)	26,660	23,340	54,179	48,287
Gross margin	54,036	46,753	110,629	94,031
Direct segment operating expenses	17,011	13,380	33,410	25,879
Segment operating income	$37,025	$33,373	$77,219	$68,152
Consolidated
Revenues	$334,479	$313,401	$675,570	$630,189
Cost of revenues	165,554	152,938	322,602	305,804
Gross margin	168,925	160,463	352,968	324,385
Direct segment operating expenses	97,909	96,662	198,182	193,673
Segment operating income	71,016	63,801	154,786	130,712
Depreciation and amortization	45,945	44,270	91,173	87,625
Impairment of goodwill	—	—	—	255,599
Restructuring, acquisition and integration-related costs	3,836	7,278	7,357	18,540
Corporate operating expenses	6,509	8,318	14,153	17,885
Income (loss) from operations	$14,726	$3,935	$42,103	$(248,937)

EARTHLINK, INC.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013

Business Services
Retail services	$210,840	$199,431	$425,774	$400,512
Wholesale services	37,817	39,084	74,759	77,942
Other services	5,126	4,793	10,229	9,417
Total revenues	253,783	243,308	510,762	487,871
Consumer Services
Access services	68,735	58,996	140,502	119,736
Value-added services	11,961	11,097	24,306	22,582
Total revenues	80,696	70,093	164,808	142,318
Total Revenues	$334,479	$313,401	$675,570	$630,189

EARTHLINK, INC.

Supplemental Financial Data

	June 30,	December 31,	March 31,	June 30,
	2012	2012	2013	2013
	(in thousands)
Balance Sheet Data
Cash and marketable securities	$257,964	$204,472	$192,101	$141,936
Debt (6)	624,800	592,300	592,300	600,000
Stockholders’ equity	745,023	718,804	479,369	465,338

Employee Data
Number of employees at end of period (7)	3,120	3,205	2,979	2,999

EARTHLINK, INC.

Consumer Services Operating Metrics

	June 30,	December 31,	March 31,	June 30,
	2012	2012	2013	2013
Consumer Subscriber Detail
Narrowband access subscribers	676,000	626,000	602,000	580,000
Broadband access subscribers	563,000	513,000	493,000	475,000
Total consumer subscribers	1,239,000	1,139,000	1,095,000	1,055,000

	Three Months Ended
	June 30,	December 31,	March 31,	June 30,
	2012	2012	2013	2013
Consumer Subscriber Activity
Subscribers at beginning of year	1,294,000	1,185,000	1,139,000	1,095,000
Gross organic subscriber additions	36,000	32,000	31,000	27,000
Churn	(91,000)	(78,000)	(75,000)	(67,000)
Subscribers at end of period	1,239,000	1,139,000	1,095,000	1,055,000

Consumer Metrics
Average consumer subscribers (8)	1,266,000	1,161,000	1,116,000	1,075,000
ARPU (9)	$21.24	$21.57	$21.58	$21.74
Churn rate (10)	2.4%	2.2%	2.2%	2.1%

EARTHLINK, INC.

Footnotes to Consolidated Financial Highlights

(1)         During the first quarter of 2013, the Company recognized a $256.7 million non-cash impairment charge to goodwill related to its Business Services reporting unit, of which $255.6 million is included in continuing operations and $1.1 million is reflected in discontinued operations. The impairment was based on an analysis of a number of factors after a decline in the Company’s market capitalization following the announcement of its fourth quarter 2012 earnings and 2013 financial guidance. The primary factor contributing to the impairment was a change in the discount rate and market multiples as a result of the change in these market conditions, both key assumptions used in the determination of fair value.

(2)         Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013

Integration-related costs	$2,179	5,485	$3,330	$10,486
Severance and retention costs	1,513	1,101	3,060	5,689
Transaction-related costs	154	210	993	315
Facility-related costs	(10)	267	155	1,835
Legacy plan restructuring costs	—	215	(181)	215
Restructuring, acquisition and integration-related costs	$3,836	$7,278	$7,357	$18,540

Restructuring, acquisition and integration-related costs consist of costs related to EarthLink’s restructuring, acquisition and integration-related activities. Such costs include: 1) integration-related costs, such as system conversion, rebranding costs and integration-related consulting and employee costs; 2) severance and retention costs; 3) transaction-related costs, which are direct costs incurred to effect a business combination, such as advisory, legal, accounting, valuation and other professional fees; and 4) facility-related costs, such as lease termination and asset impairments.

(3)         The operating results of the Company’s telecom systems business acquired as part of ITC^DeltaCom have been separately presented as discontinued operations for all periods presented. During the three months ended June 30, 2013, steps were taken to market and dispose of the ITC^DeltaCom telecom systems business and the Company intends to divest the business during the second half of 2013. The Company will have no significant continuing involvement in the operations or cash flows of the ITC^DeltaCom telecom systems business upon disposition. This business has been classified as held for sale and reported as discontinued operations. The telecom systems results of operations were previously included in the Company’s Business Services segment.

(4)         Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, and loss from discontinued operations, net of tax.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, and loss from discontinued operations, net of tax, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies.  Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

(5)         The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment provides a comprehensive suite of communications and technology services, including voice, data, managed network services, cloud hosting and equipment services, to business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and managed IT services; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers; and (3) other services, which primarily consists of web hosting. The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes include narrowband and broadband Internet access services and (2) value-added services, which includes revenues from ancillary services sold as add-on features to EarthLink’s Internet access services, such as security products, premium email only, home networking and email storage; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.

(6)         Debt represents the principal amount of EarthLink’s Senior Notes, EarthLink’s Senior Secured Notes and ITC^DeltaCom’s Senior Secured Notes. Below is a summary of the carrying amount of EarthLink’s debt (in thousands):

	June 30,	December 31,	March 31,	June 30,
	2012	2012	2013	2013
ITC^DeltaCom Senior Secured Notes - Principal	$324,800	$292,300	$292,300	$—
ITC^DeltaCom Senior Secured Notes - Premium	19,780	15,694	14,605	—
EarthLink Senior Notes - Principal	300,000	300,000	300,000	300,000
EarthLink Senior Notes - Discount	(9,310)	(8,818)	(8,563)	(8,302)
EarthLink Senior Secured Notes	—	—	—	300,000
Carrying amount of debt	$635,270	$599,176	$598,342	$591,698

(7)         Represents full-time equivalents.

(8)         Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.  Average subscribers for the six month periods is calculated by averaging the ending monthly subscribers or accounts for the seven months preceding and including the end of the period.

(9)         ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

(10) Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.